Exhibit 99.1

ADVASA Announces Medium-Term Operating Goals Through March 2031

Goal of Consolidated Revenue of USD 632.91 Million and Operating Income of USD 189.87 Million by Fiscal 2031

TOKYO and NEW YORK, October 13, 2026 — Advasa Holdings, Inc. (Nasdaq: ADBT) (“ADVASA” or the “Company”), a fintech payment holding company delivering Earned Wage Access (“EWA”) and financial infrastructure solutions, today announced its five-year medium-term operating goals covering the fiscal years ending March 31, 2027 through March 31, 2031.

These goals set financial targets for revenue growth and operating income. The Company is targeting consolidated revenue of USD 18.99 million and operating income of USD 1.90 million for fiscal 2027, increasing to consolidated revenue of USD 632.91 million, operating income of USD 189.87 million for fiscal 2031.

Financial Targets

USD millions

Fiscal year ending March 31	Consolidated revenue	Consolidated operating income
2027	18.99	1.90
2028	37.97	5.70
2029	113.92	22.78
2030	316.46	94.94
2031	632.91	189.87

Period and Scope

The goals above cover the ADVASA group, comprising the Company and its consolidated subsidiaries, and present consolidated figures for the group.

The period above runs from April 1, 2026 through March 31, 2031. Fiscal 2027 covers April 1, 2026 through March 31, 2027. Each figure represents a full-year target.

THE FIGURES PRESENTED ABOVE ARE FORWARD-LOOKING MANAGEMENT TARGETS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES, FORECASTS AND PROJECTIONS ABOUT THE INDUSTRY AND MARKETS IN WHICH WE OPERATE AND MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS.

ACHIEVEMENT OF THE TARGETS DEPENDS ON THE TIMING OF CUSTOMER DEPLOYMENTS AND COMMERCIALIZATION, TRANSACTION OR SALES VOLUMES, REALIZED PRICING, OPERATING COSTS, INVESTMENTS AND ACCESS TO REQUIRED FUNDING. TARGETS FOR LATER YEARS IN THE PERIOD ABOVE ARE SUBJECT TO GREATER UNCERTAINTY. ACTUAL RESULTS MAY VARY SIGNIFICANTLY FROM THESE TARGETS.

Forward-Looking Statements

All statements in this press release of ADVASA and its subsidiaries that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in this press release, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” “aim,” “goal,” “target,” or “may,” derivations of such words, and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts, although not all forward-looking statements are denoted by such words. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. In this press release, forward-looking statements relate, among other things, to the Company’s medium-term operating goals, including its consolidated revenue and operating income targets. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. Actual results may differ materially from these targets due to delays in customer deployments or commercialization; lower-than-anticipated demand, transaction volumes or realized pricing; failure to enter into or perform contracts; customer concentration; increases in personnel, development, compliance or public-company costs; changes in financing conditions; changes in laws and regulations; system failures; cybersecurity incidents; foreign exchange movements; changes in accounting judgments or estimates; and other factors. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of significant risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors sections of the Company’s reports filed with the Securities and Exchange Commission (“SEC”). Copies of such documents are available on the SEC’s website, www.sec.gov and on the Company’s website at https://adbt.io/. Accordingly, readers should not place undue reliance on any forward-looking statements. ADVASA undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Advasa Holdings, Inc.

Advasa Holdings, Inc. is a fintech company dedicated to delivering financial well-being to all workers. The company operates an Earned Wage Access (EWA) platform that allows employees to access their earned wages in real time. Leveraging a global patent strategy, it has established a robust intellectual property foundation across markets such as Japan, the United States, and South Korea. By seamlessly integrating with major HR/payroll systems and diverse payment infrastructures, including bank transfers and digital wallets, ADVASA plans to expand into global markets where the demand for financial inclusion is rapidly growing, such as Indonesia and the UAE.

Investor Relations Contact

Advasa Holdings, Inc.

Email: ir@advasa.co.jp

Website: https://adbt.io/

Investor Relations: https://ir.adbt.io

X: @AdvasaHoldings (https://x.com/AdvasaHoldings)